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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (No. 333-87555 and No. 333-70478, respectively) of Anworth Mortgage Asset Corporation of our report dated January 25, 2002, except for the last paragraph of Note 5 as to which the date is February 28, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Los Angeles, California
March 15, 2002